UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 27, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On May 27, 2011, Central Vermont Public Service Corporation (“CVPS”), FortisUS Inc. (“Fortis”), Cedar Acquisition Sub Inc., a direct wholly-owned subsidiary of Fortis (“Merger Sub”) and, solely for the purpose of providing a guaranty of the obligations of Fortis and Merger Sub, Fortis Inc., the ultimate parent of Fortis (“Ultimate Parent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The following description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of CVPS and Fortis, Merger Sub will merge with and into CVPS (the “Merger”), with CVPS continuing as the surviving corporation and a wholly-owned subsidiary of Fortis.

Pursuant to the Merger Agreement, upon the closing of the Merger, each issued and outstanding share of CVPS common stock (other than shares which are held by any wholly-owned subsidiary of the Company or in the treasury of the Company or which are held by Ultimate Parent, Fortis or Merger Sub, or any of their respective wholly-owned subsidiaries, all of which shall cease to be outstanding and shall be canceled and none of which shall receive any payment with respect thereto, and dissenting shares) will automatically be converted into the right to receive in cash, without interest, $35.10 per share (the “Merger Consideration”).

All outstanding options to purchase shares of CVPS common stock under CVPS’s stock option plans will be fully vested and cancelled, and each former holder of any such cancelled option will be entitled to receive a payment in cash of an amount equal to the product of (i) the total number of shares of common stock previously subject to such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of common stock previously subject to such option. All awards of CVPS restricted stock that have not already vested in accordance with their terms immediately prior to the closing of the Merger will vest in full and all restrictions shall lapse and each share will automatically be converted into the right to receive the Merger Consideration.  Any contractual right to a share of common stock of CVPS granted pursuant to a performance incentive plan, to the extent vested prior to or upon the Merger in accordance with its applicable terms, shall be cancelled and each former holder will be entitled to receive an amount in cash equal to the product of (i) the Merger Consideration and (ii) the number of shares of common stock subject to such vested portion of the performance incentive, without interest.  CVPS will redeem all outstanding shares of its preferred stock prior to the Closing, pursuant to the terms of such preferred stock.

Upon the closing of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger shall become directors of the surviving corporation, and up to seven (7) members of CVPS’s board of directors who are members as of the closing and who are reasonably acceptable to Fortis will be elected to the board of directors of the surviving corporation; provided, that at least one (1) such designee shall be the Chief Executive Officer of CVPS.

Completion of the Merger is subject to various customary conditions, including, among others, (i)  approval of CVPS shareholders, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) receipt of all required regulatory approvals from, among others, the Federal Energy Regulatory Commission and the Vermont Public Service Board, (iv) the absence of any governmental action challenging or seeking to prohibit the Merger and (v) the absence of any material adverse effect with respect to CVPS. Each party’s obligation to consummate the Merger is also subject to additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its obligations.

The Merger Agreement contains customary representations, warranties and covenants of CVPS including, among others, covenants (i) to conduct its businesses in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger, (ii) not to engage in certain kinds of transactions during this interim period, (iii) to hold a shareholder meeting to vote on the approval of the Merger and (iv) to use its reasonable best efforts to take all actions necessary to obtain all governmental and regulatory approvals, subject to certain limitations. CVPS is also subject to a “no shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under limited circumstances to permit CVPS’s board of directors to comply with its fiduciary duties.

The Merger Agreement contains certain termination rights for both CVPS and Fortis and further provides that, upon termination of the Merger Agreement under specified circumstances, CVPS may be required to pay Fortis a termination fee of $17,500,000 and reimburse Fortis for up to $2,000,000 of its reasonable out-of-pocket transaction expenses.

The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about CVPS or Fortis. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and were (i) not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to inaccurate, (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, (iii) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to shareholders and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CVPS or Fortis.

Information Concerning Forward-Looking Statements

Statements contained in this filing that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Actual results will depend, among other things, upon the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale electric markets, volatility in the financial markets, and our ability to maintain our current credit ratings. These and other risk factors are detailed in CVPS's Securities and Exchange Commission filings. CVPS cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. CVPS does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving CVPS.  The proposed merger will be submitted to the stockholders of CVPS for their consideration.  In connection therewith, CVPS will file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  CVPS also plans to file other documents with the SEC regarding the proposed transaction. CVPS URGES INVESTORS AND SECURITY HOLDERS OF CVPS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed or delivered to CVPS’s stockholders. In addition, stockholders will be able to obtain the proxy statement and other relevant documents filed by CVPS with the SEC free of charge at the SEC’s website at www.sec.gov, or at CVPS’s website at www.cvps.com by clicking on the links, “Investor Relations” and “SEC Filings.”

Participants in the Solicitation

CVPS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVPS in connection with the proposed transaction. Information about CVPS and its directors and executive officers, and their ownership of CVPS’s securities, is set forth in the proxy statement for the annual meeting of stockholders of CVPS held on May 3, 2011, which was filed with the SEC on March 24, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed merger and other relevant materials to be filed with the SEC when they become available.

Item 8.01.	Other Events.

On May 30, 2011, CVPS issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of May 27, 2011, by and among FortisUS Inc., Cedar Acquisition Sub Inc., Central Vermont Public Service Corporation, and, solely for the purposes of Section 8.15 thereof, Fortis Inc.

99.1	Press release dated May 30, 2011.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
May 31, 2011